Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(420,605)
Unrealized Gain (Loss) on Market Value of Commodity Futures	6,685,417
Dividend Income	2,258
Interest Income	497
ETF Transaction Fees	700
Total Income (Loss)	$6,268,267

Expenses
General Partner Management Fees	$54,110
Professional Fees	23,738
Brokerage Commissions	9,260
Directors' Fees and insurance	2,352
NYMEX License Fee	1,353
Total Expenses	90,813
Expense Waiver	(23,176)
Net Expenses	$67,637
Net Income (Loss)	$6,200,630

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/21	$110,077,494
Withdrawals (250,000 Shares)	(8,187,579)
Net Income (Loss)	6,200,630

Net Asset Value End of Month	$108,090,545
Net Asset Value Per Share (3,250,000 Shares)	$33.26

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596